UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 26, 2012
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA		98402
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (253) 305-1900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report
Item 2.02 Results of Operations and Financial Condition
On January 26, 2012, Columbia Banking System, Inc. issued a press release reporting its financial results for the quarter and year ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is being furnished under Item 2.02 (Results of Operations and Financial Condition) of Form 8-K.
Item 8.01 Other Events
On January 26, 2012, Columbia Banking System, Inc. issued a press release announcing a regular quarterly cash dividend of $0.08 per common share and a special, one-time cash dividend of $0.29 per common share. The dividends will be paid on February 22, 2012 to shareholders of record at the close of business on February 8, 2012. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

99.1	Press Release dated January 26, 2012 reporting the financial results of Columbia Banking System, Inc. for the quarter and year ended December 31, 2011.
99.2	Press Release dated January 26, 2012 announcing a regular quarterly cash dividend and a special, one-time cash dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: January 26, 2012	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated January 26, 2012 reporting the financial results of Columbia Banking System, Inc. for the quarter and year ended December 31, 2011.
99.2	Press Release dated January 26, 2012 announcing a regular quarterly cash dividend and a special, one-time cash dividend.